As filed with the Securities and Exchange Commission on June 7, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UPBOUND GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	45-0491516 (IRS Employer Identification Number)

5501 Headquarters Drive

Plano, Texas 75024

(Address, including zip code, of principal executive offices)

Upbound Group, Inc. Amended 2021 Long-Term Incentive Plan

(Full Title of the Plan)

Bryan Pechersky

Executive Vice President – General Counsel and Corporate Secretary

5501 Headquarters Drive

Plano, Texas 75024

(972) 801-1100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Alison S. Ressler

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067-1725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Upbound Group, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 4,287,000 additional shares of the Company’s common stock, par value $0.01 per share, for issuance under the Company’s 2021 Long-Term Incentive Plan (the “2021 Plan”), pursuant to an amendment to the 2021 Plan increasing the number of shares reserved for issuance thereunder by 4,287,000, effective as of June 6, 2023. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statement on Form S-8 filed with the Commission on June 9, 2021 (Registration No. 333-256927). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 24, 2023;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 4, 2023;

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 30, 2023, February 23, 2023 and June 6, 2023 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

(d)	The Company’s Proxy Statement on Schedule 14A for the Company’s Annual Meeting of Shareholders, filed with the Commission on April 25, 2023; and

(e)	The description of the Company’s common stock, par value $0.01, contained as Exhibit 4.3 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 1, 2021.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Company is not incorporating by reference any information in these documents or filings that is deemed “furnished” to and not filed with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Incorporation of the registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated as of December 31, 2002).

4.2	Certificate of Amendment to the Certificate of Incorporation of the registrant, dated May 19, 2004 (incorporated herein by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.3	Certificate of Amendment to the Certificate of Incorporation of the registrant, dated June 8, 2021 (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated as of June 9, 2021).

4.4	Certificate of Amendment to the Certificate of Incorporation of the registrant, dated February 21, 2023 (incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K dated as of February 23, 2023).

4.5	Amended and Restated Bylaws of the registrant (incorporated herein by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K dated as of February 23, 2023).

4.6*	Form of Certificate evidencing Common Stock.

4.7	Upbound Group, Inc. Amended 2021 Long-Term Incentive Plan, dated June 6, 2023 (incorporated herein by reference to Annex A of the registrant’s Proxy Statement on Schedule 14A dated as of April 25, 2023).

5.1*	Opinion of Sullivan & Cromwell LLP.

23.1*	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

107*	Filing Fee Table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plano, State of Texas, on the 7th day of June 2023.

UPBOUND GROUP, INC.

By:	/s/ Bryan Pechersky
	Name:	Bryan Pechersky
	Title:	Executive Vice President – General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Bryan Pechersky, Executive Vice President – General Counsel and Corporate Secretary, and Fahmi Karam, Executive Vice President – Chief Financial Officer, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on June 7, 2023.

Signature	Title

/s/ Mitchell Fadel
Mitchell Fadel	Director & Chief Executive Officer (Principal Executive Officer)

/s/ Fahmi Karam
Fahmi Karam	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey Brown
Jeffrey Brown	Chairman of the Board

/s/ Christopher Hetrick
Christopher Hetrick	Director

/s/ Harold Lewis
Harold Lewis	Director

/s/ Glenn Marino
Glenn Marino	Director

/s/ Carol McFate
Carol McFate	Director

/s/ Jen You
Jen You	Director